SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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NU HORIZONS ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 24, 2003

To our Stockholders

The Annual Meeting of Stockholders of NU HORIZONS ELECTRONICS CORP. will be held on Wednesday, September 24, 2003 at the Melville Marriott, 1350 Walt Whitman Drive, Melville, New York at 10:00 a.m. At the meeting, you will be asked to vote on

1.	The election of three directors to serve for a term of three years, until the 2006 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified; and

2.	Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on August 1, 2003, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about August 12, 2003.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

RICHARD S. SCHUSTER

Secretary

Dated: Melville,	New York
August 12, 2003

NU HORIZONS ELECTRONICS CORP.

70 Maxess Road

Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, September 24, 2003

Our annual meeting of stockholders will be held on Wednesday, September 24, 2003 at the Melville Marriot, 1350 Walt Whitman Drive, Melville, New York 11747, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the Board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about August 12, 2003.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for the election of 3 directors for a term of 3 years.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2003 and respond to your questions.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on August 1, 2003. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.    By attending the meeting; or

2.    By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8200.

Will my shares be voted if I do not provide my proxy?

Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are referred to as “broker non-votes,” on certain routine matters, including the election of directors. When a brokerage firm votes its customer’s unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of August 1, 2003, must be present at the meeting. This is referred to as a quorum. On August 1, 2003, we had 16,681,145 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than eleven directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The following table sets forth our directors:

Class I (To Serve Until the Annual Meeting of Stockholders in 2003)	Class II (To Serve Until the Annual Meeting of Stockholders in 2004)	Class III (To Serve Until the Annual Meeting of Stockholders in 2005)
Paul Durando	Harvey R. Blau	Irving Lubman
Herbert Gardner(1)(2)	Dominic Polimeni(1)(2)	Arthur Nadata
David Siegel(1)(2)	Richard S. Schuster

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.

Paul Durando, Herbert Gardner and David Siegel are nominated for election to Class I to hold office until our annual meeting of stockholders in 2006 or until their successors are chosen and qualified. Messrs. Durando, Gardner and Siegel are currently serving as directors in Class I.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of Messrs. Durando, Gardner and Siegel. If either of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

Paul Durando (59 years old) has been our Vice President, Finance since joining us in March 1991, Treasurer since September 1996 and has been a director since September 1994. Prior to joining us in March 1991, Mr. Durando served for six years as Executive Vice President of Sigma Quality Foods, Inc. From 1977 to 1984, he was Vice President, Operations of the Wechsler Coffee Corp. Mr. Durando was also associated with Deloitte Haskins & Sells for seven years.

Herbert M. Gardner (68 years old) has been a director since May 1984. Mr. Gardner is the Executive Vice President and Treasurer of Barrett Gardner Associates, Inc., an investment banking firm. Prior to his current position, Mr. Gardner was, for over twenty-seven years, Senior Vice President of Janney Montgomery Scott LLC, investment bankers. Mr. Gardner is Chairman of the Board of Supreme Industries Inc. and a director of iDine Rewards Network, Inc., TGC Industries Inc., Hirsch International Corp., Co-Active Marketing Group, Rumson-Fair Haven Bank and Trust Company, and Chase Packaging Corp.

David Siegel (77 years old) has been a director since June 2000. For more than the past five years, Mr. Siegel has been a Vice President and director of Great American Electronics, a distribution company, which he founded. Mr. Siegel is also a director of Miconetics Corp. and Surge Components Corp. Mr. Siegel previously served on our Board of Directors from September 1991 to October 1996.

Standing Director Biographies

Irving Lubman (64 years old) has been our Chairman of the Board since October 1982 and Chief Operating Officer since September 1996. Mr. Lubman was our Chief Executive Officer from October 1982 to September 1996. Mr. Lubman has been actively involved in electronic components’ distribution since 1957, when he joined Milgray Electronics Corp., holding the position of sales manager until 1968. From 1968 through October 1982, when he joined us, Mr. Lubman was corporate vice president of Diplomat Electronics Corp., also a distributor of electronic components.

Arthur Nadata (57 years old) has been our President and a director since October 1982 and Chief Executive Officer since September 1996. Mr. Nadata was also our Treasurer from October 1982 to September 1996. Prior to joining us in October 1982, Mr. Nadata worked for eighteen years for Diplomat Electronics Corp. in various operational and sales positions of increasing responsibility, eventually becoming corporate vice president of sales and marketing.

Richard S. Schuster (54 years old) has been our Vice President, Secretary and a director since October 1982. For the seven years prior to joining us in November 1982, Mr. Schuster served as manager of Capar Components Corp., an importer and distributor of passive components, and a wholly-owned subsidiary of Diplomat Electronics Corp. For the six years prior to 1975, Mr. Schuster was employed by International Components Corp., responsible for production, engineering and sales of imported semiconductor and passive components.

Harvey R. Blau (67 years old) has been a director since May 1984. Mr. Blau has been a practicing attorney in the State of New York since 1961, and was, for over 37 years until November 30, 2002, a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York, our corporate counsel for more than five years. For more than the past five years, Mr. Blau has been Chairman of the Board of Griffon Corporation, a diversified industrial company that produces garage doors, specialty plastic films and electronic information and communication systems, and Aeroflex Incorporated, a company that designs, develops and manufactures microelectronics, integrated circuit, interconnect and testing solutions. Until April 1, 2002, Mr. Blau was a director of Reckson Associates, landlord for our executive offices and distribution center in Melville, Long Island, New York.

Dominic A. Polimeni (56 years old) has been a director since September 1997. Mr. Polimeni has over 27 years experience in the distribution and Inventory Logistics Management (“ILM”) businesses and has been responsible for evaluating and negotiating over 50 acquisitions of distribution and ILM businesses. He was a director of Questron Technology, Inc., a publicly held company based in Boca Raton, Florida, since March 1995, and Chairman and Chief Executive Officer of Questron since February 1996. Questron sold its business and assets to the General Electric Company, through a Chapter 11 Section 363 sale under the U.S. Bankruptcy Code, in May 2002. Mr. Polimeni has also been a Managing Director of Gulfstream Financial Group, Inc., a privately held financial consulting and investment-banking firm since August 1990. Prior to that he held the position of Chief Financial Officer of Arrow Electronics, Inc. (over $7.0 billion in sales in 2002) from 1986 to 1990. He also held several other positions, including general management positions, with Arrow over an eight-year period. Mr. Polimeni began his career as a certified public accountant in the New York office of Arthur Young & Company.

Directors’ Compensation

Directors who are not our employees receive an annual fee of $6,000 for serving as members of our Board of Directors and $1,000 for each Board of Directors or committee meeting attended.

Non-employee directors are also eligible for option grants pursuant to the provisions of our 2000 Outside Directors’ Stock Option Plan. See “Executive Compensation—Stock Option and Benefit Plans—2000 Outside Directors’ Stock Option Plan.”

Board of Directors and Committee Meetings

There were four meetings of the Board of Directors during the fiscal year ended February 28, 2003. Six directors attended or participated in all of the meetings of the Board of Directors. Mr. Polimeni attended 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served during fiscal 2003. Mr. Blau attended less than 75% of the meetings of the Board of Directors and committees on which he served during fiscal 2003.

During the fiscal year ended February 28, 2003, there was one meeting of the Compensation Committee. Each of the members of the Compensation Committee attended the meeting. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option plans. See “Compensation Committee Report on Executive Compensation.”

For the fiscal year ended February 28, 2003, there were four meetings of the Audit Committee. Each of the directors who was a member of the Audit Committee attended all of the Audit Committee meetings during the term of his membership. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. See “Audit Committee Report.” During fiscal 2003, we had no standing nominating committee or any committee performing similar functions.

Certain Transactions

Harvey R. Blau, one of our directors, was until November 30, 2002, a member of Blau, Kramer, Wactlar & Lieberman, P.C. Blau, Kramer, Wactlar & Lieberman, P.C. was, and its successor Kramer, Coleman, Wactlar & Lieberman, P.C. is, our general counsel. For the fiscal year ended February 28, 2003, we paid $121,547 in legal fees to Kramer, Coleman, Wactlar & Lieberman, P.C.

For the fiscal year ended February 28, 2003, we received an aggregate $439,138 in respect of various electronic components sold to Brevan Electronics, a corporation in which Stuart Schuster, Mr. Schuster’s brother, is an officer and owns a greater than ten percent equity interest.

MANAGEMENT

Our Officers

Our executive officers are:

Name	Position held with the Company
Irving Lubman	Chief Operating Officer and Chairman of the Board
Arthur Nadata	President and Chief Executive Officer
Richard S. Schuster	Vice President and Secretary
Paul Durando	Vice President—Finance and Treasurer

STOCK OWNERSHIP

The following table sets forth, as of August 1, 2003, certain information regarding the record and beneficial ownership of our common stock by (i) all persons known to be beneficial owners of more than 5% of our outstanding common stock, based solely on filings with the Securities and Exchange Commission; (ii) each director, (iii) our Chief Executive Officer and our three other most highly compensated executive officers; and (iv) all executive officers and directors as a group.

Name	Shares		Percent
Paul Durando	84,275	(1)(2)	*
Herbert M. Gardner	150,711	(3)(4)	*
Harvey R. Blau	35,642	(3)	*
Dominic Polimeni	35,000	(3)	*
David Siegel	51,804	(3)	*
Irving Lubman	617,637	(5)(6)	3.3%
Arthur Nadata	1,151,801	(5)(6)	6.1%
Richard S. Schuster	1,122,852	(5)(6)	5.9%
Merrill Lynch Investment Managers	1,508,610	(7)	9.1%
Dimensional Fund Advisors	1,138,223	(8)	6.8%
FMR Corp.	1,505,500	(9)	9.0%
Royce & Associates	1,104,000	(10)	6.6%
All officers and directors as a group (8 Persons)	3,249,722		17.1%

Notes:

(*)	Less than 1% of our outstanding stock.
(1)	Includes options exercisable within 60 days for 73,968 shares of common stock under our 1998 Stock Option Plan and the 1994 Stock Option Plan.
(2)	Includes 10,307 shares of fully vested common stock owned through the Employee’s Stock Ownership Plan, which include voting power.
(3)	Includes options exercisable within 60 days for 114,500 shares of common stock for Mr. Gardner, 35,000 shares for Mr. Blau, 35,000 shares for Mr. Polimeni and 35,000 shares for Mr. Siegel under our Outside Director Stock Option Plan.
(4)	Includes 4,330 shares owned by Mr. Gardner’s spouse, as to which he disclaims beneficial ownership, 5,775 shares held in the Gardner Family Foundation, of which he is President, 13,623 shares owned by Mr. Gardner’s qualified plan and 5,587 shares held by his IRA.
(5)	Includes options exercisable within 60 days for 542,081 shares of common stock for Mr. Lubman, 663,583 shares for Mr. Schuster and 777,084 shares for Mr. Nadata under our 1998 Stock Option Plan and the 1994 Stock Option Plan.
(6)	Includes 25,885 shares of fully vested common stock owned through the Employees Stock Ownership Plan, which include voting power. These officers are also Trustees of the Plan.
(7)	World Fin. Ctr., North Tower, 250 Vessey St., N.Y., N.Y. 10381
(8)	1299 Ocean Ave, 11th Fl., Santa Monica, CA 90401
(9)	82 Devonshire Street, Boston, MA 02109
(10)	1414 Avenue of the Americas, N.Y., N.Y. 10019

EXECUTIVE COMPENSATION

The following table sets forth the compensation we paid to our Chief Executive Officer and each of our three other executive officers for the years ended February 28, 2003, February 28, 2002 and February 28, 2001.

Summary Compensation Table

	Annual Compensation(1)			Long Term Compensation
				Securities Underlying Options(2)	All Other(3) Compensation
Name of Principal and Position	Fiscal Year	Salary	Bonus
Irving Lubman	2003	$263,900	$0	265,000	$41,313
COO, Chairman of the Board	2002	263,040	120,981	0	41,313
	2001	258,700	1,560,860	82,500	39,500

Arthur Nadata	2003	$263,900	$0	390,000	$39,605
President and CEO	2002	263,040	172,702	0	39,605
	2001	258,700	2,229,791	112,500	39,047

Richard Schuster	2003	$263,900	$0	345,000	$36,154
Vice President, Secretary and President,	2002	263,040	172,702	0	36,154
NIC Components Corp.	2001	258,700	2,229,791	97,500	34,432

Paul Durando	2003	$180,000	$0	90,000	$1,800
Vice President, Finance and Treasurer	2002	180,000	12,953	0	1,800
	2001	180,000	187,400	15,000	1,550

Notes:

(1)	No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.
(2)	Number of shares has been adjusted to reflect our 3-for-2 stock split in October 2000.
(3)	The amounts disclosed in this column include our contributions on behalf of the named executive officer to our 401(k)-retirement plan in amounts equal to a maximum of 1% of the executive officer’s annual salary and, for Messrs. Lubman, Nadata and Schuster, contributions to life insurance policies where we are not the beneficiary, and the cost to us of the non-business use of our automobiles used by executive officers.

Employment Contracts

On September 13, 1996, we signed employment contracts, as amended, with three of our senior executives for a continually renewing five-year term. The employment contracts specify a base salary of $226,545 for each officer in 1997, which shall be increased each year by the change in the consumer price index, and also entitle two of the three officers to an annual bonus equal to 3.33%, and the third officer to 2.33% (9% in the aggregate) of our consolidated earnings before income taxes. Benefits are also payable upon the occurrence of either a change in control of our company, as defined, or the termination of the officer’s employment, as defined. In the event the employee terminates his employment within six months after a change in control, he will receive a lump sum payment equal to three-quarters of the remaining compensation under his employment agreement. Each employment contract also provides for certain payments of the executive salary, performance bonuses and other benefits in the event of death or disability of the officer for the balance of the period covered by the agreement.

The following table sets forth certain information with respect to stock options granted to the officers named in the Summary Compensation Table during the fiscal year ended February 28, 2003.

Options/SAR Grants in Last Fiscal Year

	Options Granted(1)	% of Total Options Granted to Employees	Exercise Price(1) ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Entire Term(2)(3)
					5%	10%
P. Durando	50,000	10.4%	8.99	5/23/12	$283,500	$716,500
	40,000	4.5%	6.17	9/23/12	108,400	206,400

I. Lubman	100,000	20.8%	8.99	5/23/12	567,000	1,433,000
	165,000	18.6%	6.17	9/23/12	447,150	851,400

A. Nadata	150,000	30.0%	8.99	5/23/12	850,500	2,149,500
	240,000	27.2%	6.17	9/23/12	650,400	1,238,400

R. Schuster	135,000	30.0%	8.99	5/23/12	765,450	1,934,550
	210,000	23.7%	6.17	9/23/12	569,100	1,083,600

(1)	Options were granted for a term of ten years, subject to earlier termination on termination of employment. Options become exercisable in two equal annual installments commencing one year from the date of grant.
(2)	These amounts represent assumed rates of appreciation, which may not necessarily be achieved. The actual gains, if any, are dependent on the market value of the Company’s stock at a future date as well as the option holder’s continued employment throughout the vesting period. Appreciation reported is net of exercise price.
(3)	Potential Realizable Value is based on the assumed annual growth rates for the ten-year option term. Annual growth of 5% results in a stock price of $14.66 per share and 10% results in a price of $23.32 per share on the shares granted at $8.99 and $8.88 and $16.00 respectively for the options granted at $6.17. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock as well as the option holder’s continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved. Appreciation reported is net of exercise price.

The following table sets forth certain information as to each exercise of stock options during the fiscal year ended February 28, 2003 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options:

Aggregated Option/SAR Exercises in Last Fiscal Year-End

Options/SAR Values

	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options/SARs at FY End	Value of Unexercised In-the-Money Options/SARs at FY End
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Irving Lubman	0	$0	430,206	$498,079
			265,000	0

Arthur Nadata	0	$0	610,209	726,233
			390,000	0

Richard Schuster	0	$0	515,458	603,457
			345,000	0

Paul Durando	0	$0	32,718	27,994
			90,000	0

(1)	Market value less exercise price, before payment of applicable federal or state taxes.

Equity Compensation Plan Information

The following chart summarizes the options and warrants outstanding and available to be issued at August 1, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,877,209	$7.61	120,000
Equity compensation plans not approved by security holders	1,572,569	$4.77	57,318

Total	3,449,778	$6.32	177,318

Stock Option and Benefit Plans

We currently have eight stock incentive plans—the 1994 Stock Option Plan, the 1998 Stock Option Plan, the Outside Directors Stock Option Plan, the 2000 Stock Option Plan, the 2000 Key Employee Stock Option Plan, the 2002 Key Employee Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

1994 Stock Option Plan

In September 1994, our stockholders approved the 1994 Stock Option Plan, as amended in September 1996, under which our key employees and officers, and those of our subsidiaries and affiliates, may be granted options to purchase an aggregate of 1,732,500 shares of our common stock, as adjusted for a 5% stock dividend and three-for-two stock split. The Compensation Committee, consisting of at least two members of our Board of Directors, administers the 1994 Plan. The Compensation Committee, subject to provisions in the 1994 Plan, has the authority to designate, in its discretion, which persons are to be granted options, the number of shares subject to each option, and the period of each option. Each recipient must be our employee at the time of grant and throughout the period ending on the day three months before the date of exercise. Under the terms of the 1994 Plan, the exercise price of the shares subject to each option granted will be not less than 85% nor more than 100% of the fair market value at the date of grant or 110% of such fair market value for options granted to any employee or director who owns stock possessing more than ten percent (10%) of the total combined voting power of all of our classes of stock. Adjustments will be made to the purchase price in the event of stock dividends, corporate reorganizations, or similar events. Options are currently outstanding for 457,709 shares and no options are available for grant.

The Compensation Committee of the Board of Directors has the responsibility and authority to administer and interpret the provisions of the 1994 Plan. The Compensation Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to the 1994 Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization. The Board may, from time to time, amend, suspend or terminate any or all of the provisions of the 1994 Plan, provided that, without the participant’s approval, no change may be made which would prevent an incentive stock option, or ISO, granted under the 1994 Plan from qualifying as an ISO under Section 422A of the Internal Revenue Code of 1986, as amended, or result in a modification of the ISO under Section 425(h) of the Internal Revenue Code or otherwise alter or impair any right theretofore granted to any participant; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of our common stock present at a meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 of the 1994 Plan) the total number of shares or other securities reserved for issuance under the 1994 Plan; (iii) decreases the minimum option prices stated in Section 2.2 of the 1994 Plan (other than to change the manner of determining fair market value, as defined, to conform to any then applicable provision of the Internal Revenue Code or any regulation thereunder); (iv) extends the expiration date of the 1994 Plan, or the limit on the maximum term of options; or (v) withdraws the administration of the 1994 Plan from a committee consisting of two or more members, each of whom is a Disinterested Person. With the consent of the participant affected thereby, the Committee may amend or modify any outstanding option in any manner not inconsistent with the terms of the 1994 Plan.

1998 Stock Option Plan

In May 1998, our Board of Directors adopted the Nu Horizons Electronics Corp. 1998 Stock Option Plan, as amended, under which any of our directors, officers, employees or consultants, or those of our subsidiaries or affiliates, may be granted options to purchase an aggregate 1,653,750 shares of our common stock, as adjusted for a 5% stock dividend and three-for-two stock split. The 1998 Option Plan may be administered by our Board of Directors or by a committee consisting of two or more non-employee Directors, as defined by Rule 16b under the Securities Exchange Act of 1934. The Compensation Committee administers the 1998 Option Plan. Subject to the terms of the 1998 Option Plan, the Board of Directors or the Committee may determine and designate those directors, officers, employees and consultants who are to be granted stock options under the 1998 Option Plan and the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee also, subject to the express provisions of the 1998 Option Plan, has the authority to interpret the 1998 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 Option Plan. Only non-qualified stock options may be granted under the terms of the 1998 Option Plan. The exercise price of the options granted under the 1998 Option Plan can not be less than such fair market value at the date of grant. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in our company’s capital. During fiscal 2003, no options were granted under the 1998 Option Plan. Options are currently outstanding for 1,302,819 shares and 27,068 options are currently available for grant.

2000 Stock Option Plan

In July 2000, our Board of Directors adopted the Nu Horizons Electronics Corp. 2000 Stock Option Plan, under which any of our employees or consultants, or those of our subsidiaries or affiliates, may be granted options to purchase an aggregate 300,000 shares of common stock, as adjusted for a three-for-two stock split. Our executive officers and directors are not eligible to participate in the 2000 Option Plan. The 2000 Option Plan may be administered by the Board of Directors or a committee consisting of two or more Non-Employee Directors, as defined by Rule 16b of the Securities Exchange Act of 1934. The Compensation Committee administers the 2000 Option Plan. Subject to the terms of the 2000 Option Plan, the Board of Directors or the Committee may determine and designate those employees and consultants who are to be granted stock options under the 2000 Option Plan, the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee also, subject to the express provisions of the 2000 Option Plan, has the authority to interpret the 2000 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 2000 Option Plan. Only non-qualified stock options may be granted under the terms of the 2000 Option Plan. The exercise price for the options granted under the 2000 Option Plan will not be less than fair market value at the date of grant. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company’s capital. During fiscal 2003, 135,000 options were granted under the plan with exercise prices of $8.75 and $6.17 and 30,250 options remain available for grant.

2000 Key Employee Stock Option Plan

In November 2000, our stockholders approved the 2000 Key Employee Stock Option Plan under which our key employees and officers, or those of our subsidiaries and affiliates may be granted options to purchase an aggregate of 600,000 shares of our common stock, as adjusted for a three-for-two stock split. The 2000 Key Employee Plan may be administered by the Board of Directors or a committee, consisting of two or more members of the Board of Directors who are Non-Employee Directors, as defined by Rule 16b of the Securities Exchange Act of 1934. Our Compensation Committee administers the 2000 Key Employee Plan. Subject to the terms of the 2000 Key Employee Plan, the Board of Directors or the Committee may determine and designate those employees and consultants who are to be granted stock options under the 2000 Key Employee Plan and the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee shall also, subject to the express provisions of the 2000 Key Employee Plan, have the authority to interpret the 2000 Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the 2000 Key Employee Plan. Only non-qualified stock options may be granted under the terms of the 2000 Key Employee Plan. The exercise price for the options granted under the 2000 Key Employee Plan will not be less than fair market value at the date of grant. In the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital, the Committee shall appropriately adjust the option price, as well as the number of shares subject to such option. Options are currently outstanding for 600,000 and no options remain available for grant.

2002 Key Employee Stock Option Plan

In September 2002, our stockholders approved the 2002 Key Employee Stock Option Plan under which our key employees and officers, or those of our subsidiaries and affiliates may be granted options to purchase an aggregate of 650,000 shares of our common stock. The 2002 Key Employee Plan may be administered by the Board of Directors or a committee, consisting of two or more members of the Board of Directors who are Non-Employee Directors, as defined by Rule 16b of the Securities Exchange Act of 1934. Our Compensation Committee administers the 2002 Key Employee Plan. Subject to the terms of the 2002 Key Employee Plan, the Board of Directors or the Committee may determine and designate those employees and consultants who are to be granted stock options under the 2002 Key Employee Plan and the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee shall also, subject to the express provisions of the 2002 Key Employee Plan, have the authority to interpret the 2002 Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the 2002 Key Employee Plan. Only non-qualified stock options may be granted under the terms of the 2002 Key Employee Plan. The exercise price for the options granted under the 2002 Key Employee Plan will not be less than fair market value at the date of grant. In the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital, the Committee shall appropriately adjust the option price, as well as the number of shares subject to such option. During fiscal 2003, 560,000 were granted under the plan with exercise price of $6.17 and 90,000 options remain available for grant.

Outside Director Stock Option Plan

In September 1994, our stockholders approved the Outside Directors Stock Option Plan which covers 236,250 shares of our common stock, as adjusted for a 5% stock dividend and a three-for-four stock split. The primary purposes of the Director Plan are to attract and retain well-qualified persons for service as our directors and to provide such outside directors with the opportunity to increase their proprietary interest in our continued success and further align their interests with the interests of our stockholders through the grant of options to purchase shares of our common stock. The Compensation Committee of the Board of Directors has the responsibility and authority to administer and interpret the provisions of the Director Plan. The Compensation Committee shall appropriately adjust the number of shares underlying awards under the Director Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. At February 28, 2002, there are 79,500 director options outstanding and no options remain available for grant.

Under the Director Plan each non-employee Director then serving, on June 1 of each year from 1994 through 1999, received options to purchase 10,000 shares of common stock (as adjusted for stock splits and stock dividends) at a price equal to the closing price of the common stock on a national securities exchange upon which our stock is listed or the average of the mean between the last reported “bid” and “asked prices if the common stock is not so listed for the five business days immediately preceding the date of grant. Options awarded to each outside director vested in three equal installments over a period of two years, subject to forfeiture under certain conditions and are exercisable by the outside director upon vesting.

2000 Outside Directors’ Stock Option Plan

In November 2000, our stockholders approved the 2000 Outside Directors’ Stock Option Plan which covers 210,000 shares of our common stock, as adjusted for a three-for-two stock split. The primary purposes of the 2000 Director Plan are to attract and retain highly skilled individuals as our directors, to provide additional incentive to such outside directors to serve as directors and to encourage their continued service on our Board of Directors.

All of our directors who are not our employees, of which there are four, are eligible to participate in the Director Plan.

The Board of Directors has the responsibility and authority to administer and interpret the provisions of the 2000 Director Plan. Our Board of Directors may at any time amend, suspend or discontinue the 2000 Director Plan but no such action shall adversely affect any outstanding option without the consent of the optionee that holds such option. In the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in our capitalization, the number of shares covered by each outstanding option, the number of shares authorized under the 2000 Director Plan as well as the exercise price of each outstanding option shall be appropriately adjusted.

Under the Director Plan, on November 9, 2000 each non-employee Director then serving received options to purchase 15,000 shares of common stock at a price of $14.62 per share (the price of shares of common stock on November 9, 2000) and on the June 1 of each subsequent year each non-employee director then serving will be granted options to purchase 15,000 shares of common stock at a price equal to the closing price of the common stock on a national securities exchange upon which our common stock is listed or the average of the mean between the last reported “bid” and “asked prices if the common stock is not so listed for the five business days immediately preceding the date of grant. Options awarded to each outside director vest in three equal installments over a period of two years, subject to forfeiture under certain conditions and shall be exercisable by the outside director upon vesting. At February 28, 2003, there are 180,000 director options outstanding and 30,000 options remain available for grant.

2002 Outside Directors’ Stock Option Plan

In September 2002, our stockholders approved the 2002 Outside Directors’ Stock Option Plan which covers 150,000 shares of our common stock. The primary purposes of the 2002 Director Plan are to attract and retain highly skilled individuals as our directors, to provide additional incentive to such outside directors to serve as directors and to encourage their continued service on the Board of Directors.

All of our directors who are not our employees, of which there are four, are eligible to participate in the Director Plan.

The Board of Directors has the responsibility and authority to administer and interpret the provisions of the 2002 Director Plan. The Board of Directors may at any time amend, suspend or discontinue the 2002 Director Plan but no such action shall adversely affect any outstanding option without the consent of the optionee that holds such option. In the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in our capitalization, the number of shares covered by each outstanding option, the number of shares authorized under the 2002 Director Plan, as well as the exercise price of each outstanding option shall be appropriately adjusted.

Under the Director Plan, at each annual stockholder meeting during the term of this plan, commencing with the annual meeting held in 2003, each Outside Director then serving who does not receive options under the 2000 Outside Director’s Stock Option Plan shall automatically receive an additional option to purchase 15,000 shares of common stock, at a price equal to the closing price of the common stock on a national securities exchange upon which our common stock is listed on the date of grant of the option. Options awarded to each outside director vest in three equal installments over a period of two years, subject to forfeiture under certain conditions and shall be exercisable by the outside director upon vesting. At February 28, 2003, there are no director options outstanding and 150,000 options remain available for grant.

Summary of Fiscal 2003 Outside Director Stock Option Grants

During fiscal 2003, pursuant to the 2000 Director Plan, we granted options to purchase 15,000 shares to each of Messrs. Blau, Gardner, Polimeni and Siegel at a price of $6.17 per share.

Employee Stock Ownership Plan

In January 1987, we adopted an Employee Stock Ownership Plan that covers substantially all of our employees. The ESOP is managed by three Trustees, Messrs. Lubman, Nadata and Schuster (the “Trustees”), who vote the securities held by the Plan (other than securities of the Company which have been allocated to employees’ accounts).

The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and our annual contribution to an employee’s account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee’s annual compensation, as defined under the Plan. No contributions are required of, nor shall any be accepted from, any employee.

All contributions to the Plan are invested in our securities (except for temporary investments), the Trustees having the right to purchase our securities on behalf of employees. The Trustees are considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to our securities held in the Plan, except for voting rights which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested. Vesting is based upon an employee’s years of service, with employees generally becoming fully vested after six years.

Benefits are payable to employees at retirement or upon death, disability or termination of employment, with payments commencing no later than sixty days following the last day of the Plan year in which such event occurred. Subject to the right of the employee to demand payment in the form of our common stock, all benefits are payable in cash or in common stock, at the discretion of the Trustees.

The Trustees are empowered to borrow funds for the purpose of purchasing our securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for reallocation as principal is repaid. In October 2000, we entered into a revolving credit agreement with our bank, which allows for $1,000,000 of the revolving line of credit to be used for the purpose of purchasing ESOP stock at until October 2004. At February 28, 2003, there were no borrowings outstanding under this line of credit. At February 28, 2003, the ESOP owned 524,144 shares at an average price of approximately $1.71 per share.

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All non-union employees over age 21 who we have employed for at least six months are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($12,000 in calendar 2002). Our contributions are discretionary. Effective with the plan year ended February 28, 2003, we have elected to make matching contributions at the rate of $.25 per dollar contributed by each employee up to a maximum of 1% of an employee’s salary vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of any employee’s service us, our matching contributions are fully vested. As of February 28, 2003 approximately 250 employees had elected to participate in the plan. For the fiscal year ended February 28, 2003, we contributed approximately $209,057 to the plan, of which $7,893 was a matching contribution of $2,631 for each of Mr. Lubman, Mr. Nadata, Mr. Schuster and $1,800 for Mr. Durando.

Filings made by companies with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, our Compensation Committee consisted of Messrs. Gardner (Chairman), Polimeni, Siegel and, until May 2002, Blau. Mr. Gardner is Senior Vice President of Janney Montgomery Scott, LLC, investment bankers, which acted as placement agent in connection with our $15 million private placement of convertible subordinated notes in August 1994. Mr. Blau was until November 30, 2002 a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C. We use, and expect that we will continue to use, the services of its successor firm, Kramer, Coleman, Wactlar & Lieberman, P.C., as our general counsel.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of our executive officers generally is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not our employee nor an employee of any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2003 is furnished by the Compensation Committee.

General Policies

Our compensation programs for executives are intended to enable us to attract, motivate, reward and retain management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, and for certain executives, a substantial cash bonus which is “at risk” based on our earnings.

Many of our employees, including our executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with our stockholders’ long-term financial interests.

Relationship of Compensation to Performance

The Compensation Committee annually establishes, subject to any applicable employment agreements, the salaries which will be paid to executive officers during the coming year. In setting salaries, the Board of Directors takes into account several factors, including competitive compensation data, the extent to which an individual may participate in stock option plans maintained by us or our affiliates, and qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities, and job performance.

The Compensation Committee of the Board of Directors grants stock options under the Plans to key employees, including our executive officers. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer’s management responsibility. During fiscal 2003, options to purchase an aggregate 700,000 shares of common stock were granted to our executive officers, other than our Chief Executive Officer.

During fiscal 2003, no bonuses were paid to the three executive officers, as set forth in the Summary Compensation Table, pursuant to the terms of their employment agreements with us and none were granted on a discretionary basis to Paul Durando, our Vice President, Finance.

Compensation of Chief Executive Officer

We have entered into an employment agreement with Arthur Nadata, our President and Chief Executive Officer, pursuant to which Mr. Nadata receives a base salary of $226,545, adjusted for CPI index increases, and an incentive bonus equal to three and thirty-three one-hundredths percent (3.33%) of our consolidated pre-tax earnings. In this way, a substantial portion of Mr. Nadata’s cash compensation is tied directly to our profitability. In addition, during fiscal 2003, options to purchase an aggregate 390,000 shares of common stock were granted to Mr. Nadata. The Committee determined to award such options to Mr. Nadata in recognition of his efforts on behalf of Nu Horizons and in order to continue to align his interests with those of Nu Horizons’ shareholders.

The Compensation Committee:

Herbert Gardner, Chairman

Dominic Polimeni

David Siegel

AUDIT COMMITTEE REPORT

As required by the Audit Committee’s written charter, attached as Exhibit “A” to this Proxy Statement, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nu Horizons management and discussed with Lazar, Levine & Felix, LLP, Nu Horizons independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Lazar, Levine & Felix, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Lazar, Levine & Felix, LLP that firm’s independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Nu Horizons that the audited consolidated financial statements for Nu Horizons be included in Nu Horizons Annual Report on Form 10-K for the fiscal year ended February 28, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Lazar, Levine & Felix, LLP during the last fiscal year for audit and non-audit services, which are set forth below proxy statement under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

The Audit Committee:

Dominic Polimeni , Chairman

Herbert Gardner

David Siegel

Independence of Audit Committee

In fiscal 2003, our Audit Committee consisted of Dominic Polimeni (Chairman), Herbert Gardner and, commencing May 2002, David Siegel. Mr. Siegel replaced Harvey Blau, who resigned as a member of the Audit Committee in May 2002. Each of the persons who serve on the Committee was independent during fiscal 2003, as defined by Rule 4200(a)(14) of the NASD listing standards.

Audit Committee Financial Expert

The Board has determined that Dominic Polimeni, a member of the Audit Committee since September 1997, qualified as an “audit committee financial expert,” as defined by Securities and Exchange Commission rules, based on his education, experience and background.

Code of Ethics for Senior Financial Officers

The Board of Directors has adopted a Code of Ethics for its Senior Financial Officers which is attached as Exhibit “B” to this Proxy Statement. Pursuant to the Code of Ethics, our Chairman, Chief Executive Officer, Chief Financial Officer and Controller agree to abide by principles governing their professional and ethical conduct.

AUDIT FEES

General

During fiscal 2003, we paid Lazar, Levine & Felix, LLP fees in the aggregate amount of approximately $204,868. Of this amount, approximately $158,000 were fees for the fiscal 2003 audit and other audit services.

Financial Information Systems Design and Implementation Fees

Lazar, Levine & Felix, LLP did not render any services related to financial information systems design and implementation during fiscal 2003.

All Other Fees

Lazar, Levine & Felix, LLP rendered other services consisting primarily of tax assistance and consulting and audits of other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by Lazar, Levine & Felix, LLP for fiscal 2003 were $46,868. Our Audit Committee has determined that the provision of services by Lazar, Levine & Felix, LLP other than for audit related services is compatible with maintaining the independence of Lazar, Levine & Felix, LLP as our independent accountants. All non-audit services for fiscal 2004 shall be explicitly approved by the Audit Committee.

COMPANY STOCK PERFORMANCE GRAPH

The following Performance Graph compares our cumulative total stockholder return on our common stock for a five-year period (February 28, 1998 to February 28, 2003) with the cumulative total return of the NASDAQ Market Index (which includes our company) and a peer group of companies selected by us for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NU HORIZONS ELECTRONICS CORP.,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON MAR. 1, 1998

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING FEB. 28, 2003

Peer group includes All American Semiconductor, Arrow Electronics Inc., Avnet Inc., Bell Microproducts Inc, Jaco Electronics Inc., Pioneer Standard Electronics and Reptron Electronics Inc.

INDEPENDENT AUDITORS

Lazar, Levine & Felix LLP acted as our independent auditors for the fiscal year ended February 28, 2003 and has been selected by our Board of Directors, upon the recommendation of the Audit Committee, to continue to act as our independent auditors for our 2003 fiscal year.

A representative of Lazar, Levine & Felix LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended February 28, 2003 has been provided to all stockholders as of August 1, 2003. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

ADDITIONAL INFORMATION

Compliance with Section 16 (a) of the Securities Exchange Act

Section 16 (a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Asssociation of Securities Dealers. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2003.

Matters to Be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, estimated to be $60,000, has been or will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2004 Annual Meeting

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than April 14, 2004 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than June 28, 2004. If notice of any stockholder proposal is received after June 28, 2004, then the notice will be considered untimely and we are not required to present such proposal at the 2004 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after June 28, 2004 at the 2004 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors,

RICHARD S. SCHUSTER

Secretary

Dated:	Melville, New York August 12, 2003

Exhibit “A”

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function, if any, and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“the Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a “financial expert” as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit and non-audit services and shall approve all engagement fees and terms. The Audit Committee shall not be required to pre-approve non-audit services that, in the aggregate, constitute not more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, any internal auditors and the independent auditor in separate executive sessions.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.    Discuss with management and the Company’s independent auditor:

(a)  All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO in connection with their certification of the foregoing for the Form 10-K and Form 10-Q.

5.    Discuss with management the Company’s earnings press releases.

6.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

7.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)  The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

(b)  The management letter provided by the independent auditor and the Company’s response to that letter.

(c)  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.    Discuss with the independent auditors the matters required to be discussed by Section 10A(k) of the Securities Exchange Act of 1934, as amended, as follows:

(a)  All critical accounting policies and practices to be used;

(b)  All alternative treatments of financial information, if any, within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(c)  Other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

Oversight of the Company’s Relationship with the Independent Auditor

10.    Review and evaluate the lead partner of the independent auditor team.

11.    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and any internal auditor. The Audit Committee shall present its conclusions with respect to any internal auditor to the Board.

12.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.    Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

15.    Obtain from the independent auditor assurance that Section 10A(b) (Required Response to Audit Committees—Illegal Acts) of the Exchange Act has not been implicated.

16.    Obtain reports from management, any senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Ethical Standards and Policies.

17.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.    Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Complaints

19.    Establish procedures for:

(a)  The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

(b)  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit “B”

CODE OF ETHICS

FOR CHAIRMAN, CHIEF EXECUTIVE OFFICER AND

SENIOR FINANCIAL OFFICERS

OF NU HORIZONS ELECTRONICS CORP.

It is the policy of Nu Horizons Electronics Corp. that the Chairman, Chief Executive Officer, Chief Financial Officer and Controller of Nu Horizons Electronics Corp. (“Nu Horizons”) adhere to and advocate the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

1.  Act with honesty and integrity, avoiding actual or apparent conflicts between his or her personal, private interests and the interests of Nu Horizons, including receiving improper personal benefits as a result of his or her position.

2.  Disclose to the Chair of the Audit Committee of Nu Horizons’s Board of Directors any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

3.  Perform responsibilities with a view to causing periodic reports and documents filed with or submitted to the SEC and all other public communications made by Nu Horizons to contain information which is accurate, complete, fair, objective, relevant, timely and understandable.

4.  Comply with laws, rules and regulations of federal, state, and local governments applicable to Nu Horizons, and with the rules and regulations of private and public regulatory agencies having jurisdiction over Nu Horizons.

5.  Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised or subordinated.

6.  Respect the confidentiality of information acquired in the course of performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose any such information; not use confidential information acquired in the course of performing his or her responsibilities for personal advantage.

7.  Share knowledge and maintain skills important and relevant to the needs of Nu Horizons, its shareholders and other constituencies, and the general public.

8.  Pro-actively promote ethical behavior among subordinates and peers in his or her work environment and community.

9.  Use and control all corporate assets and resources employed by or entrusted to him or her in a responsible manner.

10.  Not use corporate information, corporate assets, corporate opportunities or his or her position with Nu Horizons for personal gain; not compete directly or indirectly with Nu Horizons.

11.  Comply in all respects with Nu Horizons’ Ethical Standards and Policies.

12.  Advance Nu Horizons’ legitimate interests when the opportunity arises.

Each officer covered by this Code shall report, in person or in writing, any known or suspected violations of this Code to the Chair of the Audit Committee.

The Audit Committee will investigate any reported violations and will oversee an appropriate response, including corrective action and preventative measures. Any officer who violates this Code will face appropriate, case-specific disciplinary action, which may include demotion or discharge.

B-1

Any request for a waiver of any provision of this Code must be in writing and addressed to the Audit Committee. Any waiver of this Code will be disclosed promptly on Form 8-K or any other means approved by the SEC.

It is also the Policy of Nu Horizons Electronics Corp. that each officer covered by this Code shall acknowledge and certify to the foregoing annually and file a copy of such certification with the Audit Committee of Nu Horizons’ Board of Directors.

OFFICER’S CERTIFICATION

I have read and understand the foregoing Code of Ethics. I hereby certify that I am in compliance with the foregoing Code of Ethics, and I will comply with the Code in the future. I understand that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

Date:

Name

B-2

PROOF # 2

NU HORIZONS ELECTRONICS CORP.

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

September 24, 2003

The undersigned hereby appoints Arthur Nadata and Richard Schuster, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nu Horizons Electronics Corp., a Delaware corporation, at the annual meeting of stockholders scheduled to be held September 24, 2003 and any adjournments thereof.

(Continued and to be signed on reverse side)

SEE REVERSE

SIDE

ANNUAL MEETING OF STOCKHOLDERS

NU HORIZONS ELECTRONICS CORP.

September 24, 2003

PROOF # 3

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

The Board of Directors recommends a vote FOR the following proposals:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of the nominees listed below, as set forth in the proxy statement;

2.    Any other matters that properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY FOLLOWING THE INSTRUCTION TO THE LEFT. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

☐ FOR ALL NOMINEES	NOMINEES: O Paul Durando O Herbert J. Gardner O David Siegel
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.